Exhibit 13.1

Certification of Group Chief Executive and Group Finance Director Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 20-F of Wolseley plc (the "Company") for the year ended July 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Charles A. Banks, as Group Chief Executive, and Stephen P. Webster, as Group Finance Director, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

     (1)      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Charles A. Banks
Name: Charles A. Banks
Title: Group Chief Executive
Date: November 18, 2004

/s/ Stephen P. Webster
Name: Stephen P. Webster
Title: Group Finance Director
Date: November 18, 2004

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.